UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2007

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03         Creation of a Direct Financial Obligation.

On March 9, 2007, iStar Financial Inc. (“iStar”) issued $300,000,000 aggregate principal amount of iStar’s 5.500% Senior Notes due 2012, or the “2012 Notes,” $250,000,000 aggregate principal amount of iStar’s 5.850% Senior Notes due 2017, or the “2017 Notes” and $500,000,000 aggregate principal amount of iStar’s Senior Floating Rate Notes due 2010, or the “Floating Rate Notes;” collectively with the 2012 Notes and the 2017 Notes, the “Notes.” The Floating Rate Notes will bear interest at a rate per year equal to the three-month LIBOR plus 0.35%. The 2012 Notes will mature on June 15, 2012. The 2017 Notes will mature on March 15, 2017. The Floating Rate Notes will mature on March 9, 2010. iStar will pay interest on the 2012 Notes on each June 15 and December 15, commencing on June 15, 2007. iStar will pay interest on the 2017 Notes on each March 15 and September 15, commencing on September 15, 2007. Interest on the Floating Rate Notes will be paid on each March 9, June 9, September 9, and December 9 commencing on June 9, 2007.

Copies of the Supplemental Indentures are attached as Exhibits 4.1 to 4.3.

ITEM 9.01         Financial Statements and Exhibits.

4.1	Sixteenth Supplemental Indenture dated March 9, 2007, by and between the Company and the Trustee.
4.2	Seventeenth Supplemental Indenture dated March 9, 2007, by and between the Company and the Trustee.
4.3	Eighteenth Supplemental Indenture dated March 9, 2007, by and between the Company and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date:	March 14, 2007	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date:	March 14, 2007	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Sixteenth Supplemental Indenture dated March 9, 2007, by and between the Company and the Trustee.
4.2	Seventeenth Supplemental Indenture dated March 9, 2007, by and between the Company and the Trustee.
4.3	Eighteenth Supplemental Indenture dated March 9, 2007, by and between the Company and the Trustee.